EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Fourth Quarter and the Fiscal Year Ended June 30, 2017

SUNNYVALE, Calif., Aug. 09, 2017 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ:AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2017.

The results for the fiscal fourth quarter of 2017 ended June 30, 2017 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Revenue	$98.0	$93.3	$91.4
Gross Margin	25.6%	24.3%	21.3%
Operating Income	$3.6	$3.0	$2.6
Net Income attributable to AOS	$4.1	$3.6	$1.9
Income Per Share attributable to AOS - Diluted	$0.17	$0.14	$0.08

Our non-GAAP measures exclude the effect of share-based compensation expenses in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Revenue	$98.0	$93.3	$91.4
Gross Margin	26.0%	24.6%	21.5%
Operating Income	$5.6	$4.7	$3.8
Net Income attributable to AOS	$6.2	$5.3	$3.2
Income Per Share attributable to AOS - Diluted	$0.25	$0.21	$0.13

                                                                GAAP and Non-GAAP Annual Financial Results

The results for the fiscal year ended June 30, 2017 were as follows:

  Revenue was $383.3 million, an increase of 14.2% from $335.7 million for the prior year.

  GAAP gross margin was 24.0%, compared to 19.6% for the prior year.  Non-GAAP gross margin was 24.2%, compared to 19.8% for the prior year.

  GAAP operating income was $13.1 million, compared to operating income of $1.5 million for the prior year.  Non-GAAP operating income was $19.8 million, compared to $6.3 million for the prior year.

  GAAP net income attributable to AOS was $13.8 million, compared to net loss attributable to AOS of $2.9 million for the prior year.  Non-GAAP net income attributable to AOS was $20.5 million, compared to non-GAAP net income attributable to AOS of $1.8 million for the prior year.

  GAAP diluted income per share attributable to AOS was $0.56, compared to diluted loss per share attributable to AOS of $0.13 for the prior year.  Non-GAAP diluted income per share attributable to AOS was $0.83, compared to non-GAAP diluted income attributable to AOS of $0.08 for the prior year.

  On a non-GAAP basis excluding the effect of share-based compensation expenses in each of the periods presented, and impairment of long-lived assets in the quarter ended December 31, 2015, the results were as set forth in the attached schedules (see detailed reconciliation included at the end of this press release).

“AOS delivered another strong quarter with record quarterly revenue of $98 million and the ninth consecutive quarter of gross margin expansion, driven by healthy demand for our diversified new products. We closed fiscal year 2017 with record annual revenue of $383 million and a significant increase in earnings per share from a year ago,” said Dr. Mike Chang, the chairman and CEO of the company. “In response to current environment of tight supply, we are taking active measures to meet customer demand, including expanding our manufacturing capacity starting from the September quarter. Looking ahead, we are confident that we can continue to expand our business and improve profitability as we are seeing more sustainable growth opportunities.”

Business Outlook for Fiscal Q1 Ending September 30, 2017

The following forward-looking statements are based on management's current expectations and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $101 million and $105 million.

  GAAP gross margin is expected to be in the range of 25.5% plus or minus 1%.

  GAAP operating expenses are expected to be in the range of $22 million plus or minus $1 million.

  Tax expense is expected to be approximately $1.1 million to $1.3 million.

  Loss attributable to non-controlling interest is expected to be approximately $1.6 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $2.0 million to $2.3 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2017 today, August 9, 2017 at 2:00 p.m. PT / 5:00 p.m. ET.  To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.  In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance.  These forward-looking statements include, without limitation, statements relating to projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, our ability and strategy to develop new products, increase manufacturing capacity, expand our sales, maintain optimal capacity and achieve sustained growth and profitability, and other information under the section entitled “Business Outlook for Fiscal Q1 Ending September 30, 2017”.  Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate our joint venture in China, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 to be filed by AOS.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  You should not place undue reliance on these forward-looking statements.  All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income (loss), net income (loss) and diluted earnings per share ("EPS").  These supplemental measures exclude share-based compensation expenses and impairment of long-lived assets.  We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain expenses that are not indicative of our core operating results.  In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.  Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income (loss), does not have a standardized meaning.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.  In addition, different items may be excluded in non-GAAP measures presented in different periods.  For example, we have previously presented non-GAAP measures that excluded joint venture related costs for the quarter ended and the fiscal year ended June 30, 2016, while exclusion of such costs for the period is not presented in this press release as the management no longer believes that such non-GAAP presentation provides useful information to investors.  We believe that the change in such presentation is not significant as the excluded joint venture related costs were $137,000 and $241,000 in non-GAAP net income and non-GAAP operating income for the quarterly period ended June 30, 2016, respectively, and $317,000 and $421,000 in non-GAAP net income and non-GAAP operating income for the fiscal year ended June 30, 2016, respectively.  We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions.  AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment.  For more information, please visit http://www.aosmd.com.  For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Revenue	$98,007	$93,281	$91,410	$383,337	$335,661
Cost of goods sold	72,921	70,584	71,940	291,516	269,839
Gross profit	25,086	22,697	19,470	91,821	65,822
Gross margin	25.6%	24.3%	21.3%	24.0%	19.6%

Operating expenses:
Research and development	7,907	7,625	6,977	29,835	26,006
Selling, general and administrative	13,618	12,067	9,939	48,842	37,874
Impairment of long-lived assets	—	—	—	—	432
Total operating expenses	21,525	19,692	16,916	78,677	64,312
Operating income	3,561	3,005	2,554	13,144	1,510

Interest income and other income (loss), net	52	(74)	(163)	(141)	(498)
Interest expense	(19)	(22)	(1)	(91)	(23)
Income before income taxes	3,594	2,909	2,390	12,912	989

Income tax expense	807	523	573	3,652	4,021
Net income (loss) including noncontrolling interest	2,787	2,386	1,817	9,260	(3,032)
Net loss attributable to noncontrolling interest	(1,332)	(1,170)	(104)	(4,569)	(104)
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$4,119	$3,556	$1,921	$13,829	$(2,928)

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.17	$0.15	$0.08	$0.59	$(0.13)
Diluted	$0.17	$0.14	$0.08	$0.56	$(0.13)

Weighted average number of common share attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share:
Basic	23,917	23,675	22,608	23,526	22,452
Diluted	24,960	24,951	23,630	24,826	22,452

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	June 30, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$115,708	$87,774
Restricted cash	221	188
Accounts receivable, net	28,410	26,594
Inventories	76,254	68,848
Other current assets	4,883	4,526
Total current assets	225,476	187,930
Property, plant and equipment, net	139,387	116,084
Land use rights, net	8,804	—
Deferred income tax assets - long term	4,594	12,132
Other long-term assets	20,147	2,359
Total assets	$398,408	$318,505
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$63,134	$42,718
Accrued liabilities	28,386	22,590
Income taxes payable	1,748	2,356
Deferred margin	814	997
Capital leases	828	819
Total current liabilities	94,910	69,480
Income taxes payable - long term	922	1,577
Deferred income tax liabilities	2,659	2,973
Capital leases - long term	866	1,695
Other long term liabilities	502	741
Total liabilities	99,859	76,466
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at June 30, 2017 and 2016	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 29,600 shares and 23,992 shares at June 30, 2017 and 28,405 shares and 22,754 shares at June 30, 2016	59	57
Treasury shares at cost; 5,608 shares at June 30, 2017 and 5,651 shares at June 30, 2016	(49,836)	(50,199)
Additional paid-in capital	206,332	191,444
Accumulated other comprehensive income	306	769
Retained earnings	113,909	100,071
Total Alpha and Omega Semiconductor Limited shareholders’ equity	270,770	242,142
Noncontrolling interest	27,779	(103)
Total equity	298,549	242,039
Total liabilities and equity	$398,408	$318,505

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

GAAP gross profit	$25,086	$22,697	$19,470	$91,821	$65,822
Share-based compensation	420	222	161	1,041	636
Non-GAAP gross profit	$25,506	$22,919	$19,631	$92,862	$66,458
Non-GAAP gross margin as a % of revenue	26.0%	24.6%	21.5%	24.2%	19.8%

GAAP operating income	$3,561	$3,005	$2,554	$13,144	$1,510
Share-based compensation	2,049	1,715	1,266	6,634	4,313
Impairment of long-lived assets	—	—	—	—	432
Non-GAAP operating income	$5,610	$4,720	$3,820	$19,778	$6,255
Non-GAAP operating income as a % of revenue	5.7%	5.1%	4.2%	5.2%	1.9%

GAAP net income (loss) attributable to AOS	$4,119	$3,556	$1,921	$13,829	$(2,928)
Share-based compensation	2,049	1,715	1,266	6,634	4,313
Impairment of long-lived assets	—	—	—	—	432
Non-GAAP net income attributable to AOS	$6,168	$5,271	$3,187	$20,463	$1,817
Non-GAAP net income attributable to AOS as a % of revenue	6.3%	5.7%	3.5%	5.3%	0.5%

GAAP net income (loss) attributable to AOS	$4,119	$3,556	$1,921	$13,829	$(2,928)
Share-based compensation	2,049	1,715	1,266	6,634	4,313
Impairment of long-lived assets	—	—	—	—	432
Amortization and depreciation	7,040	6,885	6,599	27,188	27,303
Interest expense (income), net	(18)	(54)	(13)	(140)	(21)
Income tax expense	807	523	573	3,652	4,021
EBITDA	$13,997	$12,625	$10,346	$51,163	$33,120

GAAP diluted net income(loss) per share attributable to AOS	$0.17	$0.14	$0.08	$0.56	$(0.13)
Share-based compensation	0.08	0.07	0.05	0.27	0.19
Impairment of long-lived assets	—	—	—	—	0.02
Non-GAAP diluted net income per share attributable to AOS	$0.25	$0.21	$0.13	$0.83	$0.08

Shares used to compute basic per share	23,917	23,675	22,608	23,526	22,452
Shares used to compute dilute per share	24,960	24,951	23,630	24,826	23,114

CONTACT: Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com